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                                                                   EXHIBIT 10.33
                                                                   -------------

                            MODIFICATION AGREEMENT
                            ----------------------

     This modification agreement is dated this    day of August 1998.  The
undersigned parties constituting Employer (or "SkyLynx"), and Employee (or "Jesson"), respectively agree as follows:

     Whereas, the parties executed an employment agreement dated July 20, 1998; and

     Whereas, the parties desire to amend the said employment agreement by extending the starting date, remuneration and legal relationship of the parties.

     NOW, THEREFORE, the parties agree as follows:

Except as modified by this document, all provisions of the employment agreement dated July 20, 1998 shall remain in full force and effect.

The commencement date of the employment relationship between the parties is hereby extended to January 1, 1999.

Jesson shall serve as an independent contractor consultant between this date and December 31, 1998.

Jesson shall be paid a prepaid expense fee on September 1, 1998 in the amount of
  $4,000.00

Any travel, lodging, meal and entertainment expenses will require company approval and shall be due either in advance or immediately on being billed to SkyLynx.

The sum of $36,000.00 will be due and payable on January 2, 1999 representing four (4) months consulting fees. In the event Jesson is unable or unwilling to provide these services for the time specified, said fees shall be prorated to the date of such inability or unwillingness to continue.

In witness whereof the parties have hereunto set their hands and seals this day of August 1998.

SkyLynx Communications, Inc.                 Steven Jesson

By:
   --------------------------                -------------------------------
      Gary L. Brown                          Employee
      As President for
      Employer